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Global Corporate Trust 190 S. LaSalle Street, 7th Floor MK-IL-SL7C Chicago, IL 60603 usbank.com

Annual Statement of Compliance

CFCRE 2016-C4 Mortgage Trust
Commercial Mortgage Pass-Through Certificates, Series 2016-C4

VIA: EMAIL

CCRE Commercial Mortgage Securities, L.P.
110 East 59th Street
New York, New York 10022
Attention: Anthony Orso
Email: aorso@cantor.com

Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York, New York 10281
Attention: Lisa Pauquette
Email: lisa.pauquette@cwt.com

Citigroup Global Markets Inc.
390 Greenwich Street, 7th Floor
New York, New York 10013
Attention: Richard Simpson
telecopy number: (646) 328-2943
e-mail: richard.simpson@citi.com

Citigroup Global Markets Inc.
388 Greenwich Street, 17th Floor
New York, New York 10013
Attention: Ryan M. O’Connor
telecopy number: (646) 862-8988
e-mail: ryan.m.oconnor@citi.com

Citibank, N.A.
388 Greenwich Street, 14th Floor
New York, NY 10013
Attn: Citibank Agency & Trust – CGCMT 2016-C1 and CGCMT 2016-P3
telecopy number: (212) 816-5527
ratingagencynotice@citi.com

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Annual Statement of Compliance

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Wells Fargo Bank, National Association
Corporate Trust Services
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services — CFCRE 2016-C3, CGCMT 2016-GC36, COMM 2015-CCRE27 and COMM 2016-CCRE28
Facsimile (410) 884-2380
Attention: Core Services
Email: cts.sec.notifications@wellsfargo.com
Email: cts.cmbs.bond.admin@wellsfargo.com

Deutsche Mortgage & Asset Receiving Corporation
60 Wall Street, New York, New York 10005
Attention: Lainie Kaye and Salvatore Palazzolo
Email: lainie.kaye@db.com
Email: dbsec.notifications@db.com

Banc of America Merrill Lynch Commercial Mortgage Inc.
One Bryant Park
New York, New York 10036
Attention: Leland F. Bunch, III
leland.f.bunch@baml.com

Société Générale
245 Park Avenue
New York, New York 10167
Attention: Jim Barnard
Email: Jim.Barnard@sgcib.com

17g5informationprovider@usbank.com

Re:	Pooling and Servicing Agreement dated as of May 1, 2016 (the “Agreement”) between CCRE Commercial Mortgage Securities, L.P., as Depositor, Wells Fargo Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Park Bridge Lender Services LLC, as Operating Advisor, Park Bridge Lender Services LLC, as Asset Representations Reviewer and U.S. Bank National Association, as Trustee, Certificate Administrator, Paying Agent and Custodian.

I, Kimberly O. Jacobs, a Senior Vice President of U.S. Bank National Association, as Certificate Administrator, as a certifying servicer hereby certify that:

(1) A review of the activities of the Certificate Administrator during the preceding calendar year or portion thereof (the “Reporting Period”) and of the performance of the Certificate Administrator under the Agreement has been made under my supervision; and

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Annual Statement of Compliance

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(2) To the best of my knowledge, based on such review, the Certificate Administrator has fulfilled all its obligations under the Agreement in all material respects throughout such Reporting Period.

Capitalized terms used but not defined herein have the meanings set forth in the Agreement.

Date: February 23, 2020

U.S. Bank National Association, as Certificate Administrator

By:	/s/ Kimberly O. Jacobs
Kimberly O. Jacobs
Senior Vice President

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Annual Statement of Compliance